UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________________________________________

Date of Report (Date of earliest event reported): May 17, 2007

CALIFORNIA NEWS TECH
(Exact Name of Registrant as Specified in Charter)

Nevada	333-107300	88-0417389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1209 - 16th Avenue South, Suite 200 Nashville, TN		37212
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 866-0530

825 Van Ness Ave., Suite 406-407 San Francisco, California 94109
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

CNEW

Item 1.01.Entry into a Material Definitive Agreement

The Merger

On May 17, 2007, California news Tech (“CNEW” or the “Company”) entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Debut Broadcasting, Inc., a privately held Tennessee corporation (“Debut”), and DB Acquisition, Inc. (“Acquisition Sub”), a newly formed wholly-owned Nevada subsidiary of CNEW. In connection with the closing of this merger transaction (the “Merger”), Acquisition Sub merged with and into Debut, and Debut became a wholly-owned subsidiary of CNEW named “Debut Broadcasting, Inc.”

On May 21, 2007, we issued 3,000,000 shares of CNEW common stock to our Debenture holders for the conversion of our debt to them of $100,000.

In addition, pursuant to the terms and conditions of the Merger Agreement:

•  Each share of Debut common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive one share of CNEW common stock. As a result, the shareholders of Debut received 10,000,000 newly issued shares of CNEW common stock.

•  We issued 6,430,316 shares of CNEW common stock to investors as a result of closing a private offering exempt from registration under Rule 506 of Regulation D of the Securities Act of 1933. The shares were issued for a combination of cash and debt reduction.

•  As a result, following the closing of the Merger and the conversion of the Debenture, there were 19,794,381 shares of CNEW common stock issued and outstanding including the 364,065 shares of CNEW common stock outstanding at the time of the merger.

•  CNEW’s board of directors was reconstituted to consist of Robert Marquitz, Steven Ludwig, Frank Wood, and Stephen Rush, who prior to the Merger were the directors of Debut. This change will be effective following the required 10 day notice period.

•  Each of CNEW and Debut provided customary representations and warranties and closing conditions, including approval of the Merger by a majority of the voting power of Debut’s stockholders.

As of the date of the Merger Agreement and currently, there are no material relationships between CNEW or any of its affiliates and Debut, other than in respect of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.01.Completion of Acquisition or Disposition of Assets

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” or similar terms, refer to CNEW, including its predecessors and its subsidiaries, except where the context makes clear that the reference is only to Debut Broadcasting, Inc. Information about the Company and the principal terms of the Merger are set forth below.

Merger

The Merger. On May 17, 2007, in accordance with the Merger Agreement, Debut became a wholly-owned subsidiary of CNEW through a merger with Acquisition Sub, and the stockholders of Debut received the right to receive one share of our common stock for each issued and outstanding share of Debut’s common stock. As a result, at closing, in exchange for 100% of the outstanding capital stock of Debut, the former stockholders of Debut had the right to receive 10,000,000 shares of our common stock, which represents approximately 50.5% of our outstanding common stock following the Merger and the conversion of the Debenture on May 21, 2007.

At the time of the Merger, Debut did not have any options to purchase shares of capital stock outstanding immediately prior to the closing of the Merger. However, at the time of the Merger, following the cancellation by some of its former officers, CNEW had options to purchase approximately 24,600 shares of capital stock outstanding with a weighted average exercise price of $16.22. These options remain valid and may be exercised and redeemed for shares of the Company at the price indicated on the option, adjusted for any forward or reverse splits occurring after the grant date of the options.

Additionally, there were 364,065 shares of our common stock outstanding before giving effect to the stock issuances in the Merger, the conversion of the Debenture and the closing of our private placement. These share issuances break down as follows:

Shares	Held by:
10,000,000	Debut Shareholders

6,430,316	Investors in our private placement

3,000,000	Debenture Holders

364,065	Existing shareholders

The shares of our common stock issued to former holders of Debut’s capital stock in connection with the Merger were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same. In addition, all shares of common stock held by the founders of Debut (together with the shares held by certain of their respective affiliates) are generally subject to lock-up provisions that provide restrictions on the future sale of common stock by the holders for a period of nine (9) months following the closing of the Private Placement.

Prior to the Merger, there were no material relationships between CNEW or Debut, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

Changes Resulting from the Merger. We intend to carry on Debut’s business as our primary line of business. However, we will also continue to carry on our prior business through our wholly owned subsidiary Media Sentiment Inc. (“MSI”) until it can be spun off into a separate business operation as discussed below. The business of MSI will continue to be managed by Marian Munz, our former

President as further discussed herein. We have relocated our principal executive offices to 1209 - 16th Avenue South, Suite 200, Nashville, TN, 37212, and our telephone number is (615) 866-0530.

Pre-Merger stockholders of Debut will be required to exchange their existing Debut stock certificates for our certificates. Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the NASD. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares were quoted on the OTCBB under the symbol “CNTE” until approximately January 9, 2007, at which time our symbol changed to “CNEW.” We intend to seek the registration of 9,430,316 shares issued in our private placement and to our debenture holders as part of a registration rights arrangement with these parties. We also intend to seek registration of the MSI shares we hold in order to spin off that business operations to shareholders of record as of April 20, 2007.

The Merger and its related transactions were approved by the holders of a requisite number of shares of (i) Debut’s common stock by written consent in lieu of a meeting and (ii) DB Acquisition Inc.’s common stock by written consent in lieu of a meeting. Under Tennessee corporate law, Debut’s stockholders who did not consent to the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that Debut pay them the fair value of their shares. Determination of fair value is based on all relevant factors, except for any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger. One Hundred percent consented to the merger and thus no dissenter’s rights were exercised under Tennessee law.

Changes to the Board of Directors. Immediately prior to the effective time of the Merger, Marian Munz resigned as the sole director and Marian Munz and William White resigned as officers of CNEW and Acquisition Sub. Pursuant to the terms of the Merger Agreement, Robert Marquitz, Steven Ludwig, Frank Woods, and Stephen Rush were appointed as our directors. The effectiveness of these actions, however, was delayed due to the requirement of a 10 day notice under federal law.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment; Change of Control. The Merger is being accounted for as a “reverse merger,” as the stockholders of Debut own a majority of the outstanding shares of our common stock immediately following the Merger. Debut is deemed to be the acquiror in the reverse merger. Consequently, the assets and liabilities and the historical operations of Debut prior to the Merger will be reflected in the financial statements and will be recorded at the historical cost basis of Debut. Our consolidated financial statements after completion of the Merger will include the assets and liabilities of both CNEW and Debut, historical operations of Debut, and our operations from the closing date of the Merger. As a result of the issuance of the shares of our common stock pursuant to the Merger, a change in control of the Company occurred on the date of the consummation of the Merger. Except as described herein, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a future change of control of the Company. We will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Merger.

Description of Our Company

CNEW was originally incorporated in Nevada on January 22, 1999, as NewsSurfer.com Corporation. In January 2001 we changed our name to CNEW, and in November 2001 shifted our business plan to focus on providing online access to news media analysis for a subscription fee. Our online news media analysis research product was called MediaSentiment™ and quantifies qualitative press coverage, or Media Sentiment®. The central premise behind MediaSentiment™ is that media reports about the American economy in general and about specific, publicly traded companies contain important information which can be quantified, graphed, and presented to customers in a manner that helps them understand media sentiment. This benefits customers as they interpret and track the potential impact of media sentiment on the overall financial markets and as it may affect particular companies. On October 16, 2006, CNEW created a subsidiary Nevada Corporation named Media Sentiment, Inc. (“MSI”) and on October 31, 2006 moved all the Company’s assets and business to that new wholly-owned corporation in anticipation of a merger and spin-off of the existing business.

Debut was incorporated in the state of Tennessee as The Marketing Group, Inc. on August 10, 1999, and is in the business of the production and distribution of syndicated radio programming to radio stations in the U.S. and Canada, as well as the acquisition, modernization, and sale of groups of radio stations in small to medium sized markets. On March 30, 2007, The Marketing Group, Inc. filed with the Tennessee Secretary of State to change the company’s legal name to Debut Broadcasting Corporation, Inc. After the merger, we succeeded to the business of Debut as our primary line of business.

Description of Business

Overview

Through Debut, our wholly-owned subsidiary, we are primarily engaged in the business of the production and distribution of syndicated radio programming to radio stations in the U.S. and Canada, as well as the acquisition, modernization, and sale of groups of radio stations in small to medium sized markets. We operate a studio complex on Nashville’s historic Music Row, which produces original content for several genres of music within the radio industry. Management believes its extensive experience in the radio industry and our unique core competencies will lead to the successful implementation of our business development plan. Over the past eight years, Debut has evolved to focus on three lines of business. The following provides some general information about these lines of business. References to “we” and “our” in this Section are to Debut’s operations.

1. Radio Syndication

All radio syndication activities fall under an operating unit called Impact Radio Networks. We have grown from a single radio program in 1999 to approximately 20 distinct programs and services currently offered to radio stations in the U.S. and Canada. A customer base of nearly 1,400 radio stations generates an audience of nearly 40 million listeners each week in the U.S. Current programming focuses on Country, Christian, and Urban formats. Planned expansion includes Adult Contemporary and Rock formats.

Revenue is generated from advertising and sponsorship sold in the syndicated radio programs, as well as revenue-sharing agreements with radio station affiliates. Key advertising relationships include Wal-Mart, Pfizer, GEICO Insurance, Johnson & Johnson, General Mills, Netflix, and others.

Strong national advertising rates, rapid expansion of the programming lineup, and ratings were major component of a 97% year-over-year sales increase in 2006. We are projecting 38% annual growth in 2007 from existing lines of business, and 80% annual growth overall.

We plan to continue rapid expansion of the programming and services we offer to radio stations, including increased penetration of larger markets with long-form programming. Please refer to “Management’s Discussion and Analysis or Plan of Operation” for additional detail.

2. Radio Station Ownership

One of our primary goals moving forward is the acquisition of radio stations (“Properties”). The Board and Management team have a successful track record with radio station operation, and extensive experience in this area. Such acquisitions have the potential to increase margins and cash flow, and we are positioned to create unique synergies with our existing business to increase the asset value at a higher rate than the rest of the market.

The largest US radio broadcasting companies are consolidating ownership in the top 100 markets, even divesting assets in the middle and smaller markets to maximize their operational and financial strategies. Management feels these middle and small markets now provide even more attractive opportunities because acquisition prices have come down as the larger buyers have shifted their focus.

Also, as the largest radio companies in the U.S. continue to consolidate into the top 100 markets, prices in medium and small markets have reached levels where Management feels stations are greatly undervalued and attractive for investment when certain other conditions exist. Our unique niche acquisition strategy designed to capitalize on this opportunity is outlined herein.

3. Strategically-Chosen Ancillary Revenue

We also engage in a few carefully-chosen ancillary businesses, such as advertising production, consulting, and media buying, that provide strategic advantages. For example, we provide media buying services for several key advertising clients. Our advertisers get more efficient media buying because we leverage existing relationships with radio stations affiliates, and our radio station affiliates benefit from incremental revenue - strengthening those relationships. In these ways, media buying services create a competitive advantage for us.

We have also retained Catalyst Financial Resources to provide, on a paid-for-services basis, a research report on the Company for prospective investors, as well as to conduct investor relations on our behalf.

A detailed discussion of Management’s business development plan is outlined in “Management’s Discussion and Analysis or Plan of Operation.”

Our principal office is located at 1209 - 16th Avenue South, Suite 200, Nashville, TN 37212.

Strategy

Our strategy is to create shareholder value by investing in medium- and small-market radio stations that are not taking advantage of modern operational strategies designed to maximize revenue and minimize cost. Most such stations are underperforming financially because of poor sales strategies and inefficient costs of operation. We will then implement modernization programs designed to increase the revenue flow and value of the stations.

By investing only in radio stations that meet a specific, proprietary set of conditions, we can capture the gap between low purchase prices (typically 4 times broadcast cash flow) and the public market for healthy stations (estimated at between 12-15 times broadcast cash flow). A recent article in the trade publication Inside Radio reported on a Kagan study that showed the largest transactions in 2006 averaging as high as 17 times broadcast cash flow. The worst state, Louisiana, averaged 8.2 times broadcast cash flow. Management believes that a multiplier of 12-15 times is holding up and will continue to hold up against market trends. Management has strong confidence in its recommendation to selectively acquire radio stations because industry researchers like Kagan continue to report a robust flow of private capital into both large and small acquisitions within the radio industry.

Sales and Programming Strategies

Management’s experience is that Radio station turn-arounds are achieved most quickly with a combination of revenue growth and cost-cutting. We have the potential to accomplish both in some unique, new ways based on synergies with our existing lines of business.

The sales plan for the radio station acquisitions will expand revenue from a single source to three distinct revenue streams: Local advertising, event and promotion revenues, and national advertising. The programming plan for the radio station acquisitions will be centered around our expansion into 24-hour syndicated music programming. The existing syndication operation in Nashville will provide the music, imaging, and most of the air talent. The result is a better-sounding radio station at a fraction of the expense. Localized staffing at the radio station level will concentrate on localization of the content (i.e. weather, news and information, promotions, remotes and community events).

Taking advantage of the latest technology, approximately 90 percent of each radio station can be programmed from a central studio location in Nashville. As a result, the local staff in each market can concentrate on serving the local audience in a new and unique way by localizing the content, marketing the radio stations, and generating revenue through ad sales and promotional events. This represents a more efficient use of resources and is more cost-efficient than current practice.

Competition

The radio broadcasting industry is highly competitive. The success of our Properties will depend largely upon their audience ratings and share of the overall advertising revenue within the market.

Stations compete for listeners and advertising revenues directly with other radio stations within their respective markets, as well as with other advertising media as discussed below. Radio stations compete for listeners primarily on the basis of program content that appeals to a particular demographic group. By building a strong brand identity with a targeted listener base consisting of specific demographic groups in each of the markets, we will be able to attract advertisers seeking to reach those listeners.

Factors that are material to a radio station's competitive position include station brand identity and loyalty, management experience, the station's local audience rank in its market, transmitter power and location, assigned frequency, audience characteristics, local program acceptance and the number and characteristics of other radio stations and other advertising media in the market area. We will attempt to improve our competitive position in each market by extensively researching and improving programming, by implementing advertising campaigns aimed at the demographic groups for which our stations program, and by managing our sales efforts to attract a larger share of advertising dollars for each station individually. However, we compete with some organizations that have substantially greater financial or other resources.

In 1996, changes in federal law and FCC rules dramatically increased the number of radio stations a single party could own and operate in a local market. We believe that companies that elect to take advantage of those changes by forming groups of commonly owned stations or joint arrangements such as LMAs in a particular market may in certain circumstances have lower operating costs and may be able to offer advertisers in those markets more attractive rates and services.

A radio station's competitive position can be enhanced by a variety of factors, including changes in the station's format and an upgrade of the station's authorized power. However, the competitive position of existing radio stations is protected to some extent by certain regulatory barriers to new entrants. The operation of a radio broadcast station requires a license from the FCC, and the number of radio stations that an entity can operate in a given market is limited. Under FCC rules that became effective in 2004, the number of radio stations that a party can own in a particular market is dictated largely by whether the station is an Arbitron Metro (a designation designed by a private party for use in advertising matters), and, if so, the number of stations included in that Arbitron Metro. In those markets which are not an Arbitron Metro, the number of stations a party can own in the particular market is dictated by the availability of FM radio frequencies allotted by the FCC to communities in that market and the reach of the AM signals in that market.

The radio broadcasting industry is subject to competition from companies that use new media technologies that are being developed or have already been introduced, such as the Internet and the delivery of digital audio programming by cable television systems, by satellite radio carriers, and by terrestrial-based radio stations that broadcast digital audio signals. The FCC has authorized two companies to provide a digital audio multi-channel, multi-format programming service by satellite to nationwide audiences with sound quality equivalent to that of compact discs. The FCC has also authorized FM terrestrial stations to use two separate antennae to deliver both the current analog radio signal and a new digital signal.

Management cannot predict what other matters might be considered in the future by the FCC or the Congress, nor can management assess in advance what impact, if any, the implementation of any of these proposals or changes might have on our business.

Intellectual Property

We currently hold or have applied for trademarks on the names and logos described below:

Trademarked Names	Trademarked Logos
Debut Broadcasting
The Marketing Group
Impact Radio Networks
Impact Media Studios
Impact Network
Radio Resource Network
Classic Country Weekends

Classic Country Today
Classic Country Rewind
Today In Country Music History
We Worship

Property and Equipment

Following the Merger, our principal executive offices are located at 1209 - 16th Avenue South, Suite 200, Nashville, TN, 37212.

We have no other property or equipment.

Employees

Following the Merger, we have twelve (12) employees, primarily consisting of management and administrative and technical staff. We also retain consultants to assist in operations and on-air talent on an as-needed, contract basis.

Legal Proceedings

With the exception of the following, we are not a party to any pending legal proceedings. At March 31, 2007, the State of California Employment Development Department was engaged in an audit of the Company’s personnel records. The Employment Development Department has made a determination that the Company owes $26,000 in payroll taxes. Pursuant to the terms of the Merger, responsibility for this liability, if any, belongs to prior management and to Media Sentiment, Inc.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation:

•  Our limited and unprofitable operating history;
•  the ability to raise additional capital to finance our activities;
•  our ability to attract or retain qualified senior management personnel;
•  legal and regulatory risks associated with the Merger;
•  the future trading of our common stock;
•  our ability to operate as a public company;
•  general economic and business conditions;
•  the volatility of our operating results and financial condition; and
•  our ability to attract or retain qualified senior management personnel.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operation

THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K.

The following discussion reflects our plan of operation. This discussion should be read in conjunction with the audited financial statements of Debut Broadcasting, Inc. for the period from inception through December 31, 2006 and the unaudited financial statements for the period from inception through March 31, 2007. This discussion contains forward-looking statements, within the meaning of Section 27A of Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements regarding our expected financial position, business and financing plans. These statements involve risks and uncertainties. Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this Current Report on Form 8-K, particularly under the headings “Forward Looking Statements” and “Risk Factors.”

Overview

Through Debut, our wholly-owned subsidiary, we are engaged in the business of the production and distribution of syndicated radio programming to radio stations in the U.S. and Canada, as well as the acquisition, modernization, and sale of groups of radio stations in small to medium sized markets.

We currently operate from two facilities in Nashville, Tennessee - a studio complex and administrative offices. The studio facilities house our production personnel and equipment, and provide a public conference room for making multi-media presentations to clients. We also sublet space to a key client, Anderson Merchandisers, which Anderson uses as a traveling office when its employees are in Nashville for meetings with record labels and book publishers. Key activities at the studio facilities include: production of daily and weekly radio shows; production of one-off special projects for clients; and distribution of Radio content to Radio Station affiliates nationwide and in Canada.

The administrative offices house the remainder of the staff, including the management team, affiliate relations staff, marketing, accounting, and the information technology staff. Key activities at the administrative offices include: Affiliate Relations (Sales and Customer Service); Sales and Business Development; Accounting; Information Technology; Marketing; and Public Relations. The bulk of sales are generated by the in-house staff and management team. We make use of the latest technologies (such as VOIP, digital media, virtual offices, etc.) to do business with clients all over the U.S. and, in some cases, even internationally with minimum overhead costs. A long-term agreement with Dial-Global Communications in New York provides national sales representation of spot Radio advertising for the syndicated Radio programming.

We have also retained Catalyst Financial Resources to provide, on a paid-for-services basis, a research report on the Company for prospective investors, as well as to conduct investor relations on our behalf.

Business of Debut

Existing Radio Syndication Business

Our core business is the production and distribution of syndicated radio programming to radio stations in the U.S. and Canada. All radio syndication activities fall under an operating unit called Impact Radio Networks. We have grown from a single radio program in 1999 to approximately 20 distinct programs and services currently offered to radio stations in the U.S. and Canada. A customer base of nearly 1,400 radio stations generates an audience nearly 40 million listeners each week in the US. Current programming focuses on Country, Christian, and Urban formats. Planned expansion includes Adult Contemporary and Rock formats.

Revenue is generated from advertising and sponsorship sold in the syndicated radio programs, as well as revenue-sharing agreements with radio station affiliates. Key advertising relationships include Wal-Mart, Pfizer, GEICO Insurance, Johnson & Johnson, General Mills, Netflix, and others.

During the past decade, rapid consolidation of the radio industry resulted from government de-regulation of ownership limits. Companies that owned the maximum of 24 radio stations prior to 1996 are now free to own far more licenses. The larger companies own roughly 225 stations and the largest, Clear Channel Communications, owns over 1,000 (although it is in the process of divesting from some smaller markets).

The process of consolidation has dramatically reduced staffing levels. Most radio stations now rely on automation systems and syndicated programming to fill airtime. The average number of employees dedicated to each on-air radio signal in 1996 was eight (8); today, that number is below three (3). We have exploited this need, providing radio stations with daily features and hourly weekend programming.

Strong national advertising rates, rapid expansion of the programming lineup, and ratings were major components of a 97% year-over-year sales increase in 2006. We are projecting 38% annual growth in 2007 from existing lines of business, and 80% overall annual growth.

We will continue our rapid expansion of the programming and services we offer to radio stations, including increased penetration of larger markets with long-form programming. Specifically, we will focus on creating a new-generation of long-form, 24-hour programming in the following formats:

1. Country
2. Rock
3. Urban
4. Adult Contemporary

Relying on their extensive experience with 24-hour programming, which has been historically delivered via satellite to radio station affiliates, Management has developed a proprietary new delivery method facilitated by the Internet. The result is a more “hands-off” operation on the radio station end of the service; higher-quality; much greater flexibility; more localized programming for radio station affiliates; and more reliable delivery (eliminating vulnerabilities in the traditional satellite-delivery systems).

In addition, expansion of program and service offerings will include:

1. 24-Hour Weather & On-Call Severe Weather Coverage
2. Format-Specific News and Sports Reporters
3. Production Music & Station Imaging

By increasing the rate of the expansion of our programming and services even further, we hope to acquire a higher number of radio station affiliates and earn increased ratings, which should translate into increased revenues.

Diversification

We have recently expanded our business plan to include the acquisition and management of radio stations (“Properties”) in small to mid-sized radio markets in the United States. Radio Stations acquired by us will serve as flagships for the new 24-hour programming and other programs and services provided by us. These acquisitions will also increase margins and cash flow (for the radio stations and existing syndication operations) as we leverage unique synergies resulting from our existing lines of business.

Ownership of radio stations has the potential to dramatically increase margins and cash flow. Management believes we are uniquely capable of more cost-efficient operation of radio stations than other owners because of our unique ability to generate the programming out of our existing syndication operation in Nashville, overlay national advertising revenues, and then localize the content in each market.

Further, this strategy blends elements of the new and old economies to diversify risk in three key ways:

1.  HD Radio & Webcasting

The FCC approved digital radio (known as HD Radio) in March 2007. Similar to digital television, HD Radio allows broadcasters to transmit two channels digitally through the equivalent of one analog channel.

The years 2008 - 2010 will see rapid proliferation of HD Radio. Most radio stations in the top 50 markets have already converted to the new broadcast format, and major retailers, including Radio Shack, Best Buy, and Wal-Mart, carry the receivers, which already compete favorably with hardware prices for satellite radio and should continue to drop.

HD Radio will provide a wide range of new free listening options to consumers without the monthly subscription charged by satellite radio. All existing FM license-holders have the right to convert to HD Radio without further approval from the FCC.

Further, the growth potential offered by the new technologies of HD Radio and webcasting into the future provide additional diversification opportunities. The radio industry has created an educational website that explains the current and future potential of HD Radio at www.HDRadio.com.

2.  Diversification of Revenue Streams and the Future Potential of New Technologies

While revenues from syndication and radio station operations are both primarily derived from advertising, budgets and clients are quite separate. By diversifying revenues to include both national syndication revenues and local-market revenues, we are less vulnerable to any potential changes in future market conditions.

3.  Diversification of assets

Ownership of radio stations also adds hard assets to our balance sheet (such as licenses, real estate, towers, etc.) in addition to the extensive intellectual assets we have in our content and brands.

A Niche Strategy for Investing In Radio Stations

Management and members of the Board have extensive experience in the radio industry, ranging from programming, sales, and management to acquisitions and financing. That experience has been key to our success in syndication, and is the genesis of our unique and proprietary radio station acquisition strategy.

Radio has always provided a short turnaround cycle and near-term horizon for ROI for investors who focus on strong operational fundamentals. As the largest radio companies in the US consolidate into the top 100 markets, prices in medium and small markets have reached levels where Management feels that stations are greatly undervalued and attractive for investment when certain other conditions exist.

The largest radio companies (Clear Channel, Cumulus, Citadel, CBS, etc.) are increasingly focused on larger markets because they have determined that they find the greatest cost-efficiency there. There is a virtual absence of and need for a company with an effective strategy for medium and small markets - a successful and repeatable business model for radio stations that relies primarily on local, direct advertising revenues.

The Opportunity

We intend to create shareholder value by investing in medium- and small-market radio stations that are not taking advantage of modern operational strategies designed to maximize revenue and minimize cost. Most such stations are underperforming financially because of poor sales strategies and inefficient costs of operation.

By investing only in radio stations that meet a specific, proprietary set of conditions, we can capture the gap between low purchase prices (typically 2 times net revenue or 4 times broadcast cash flow) and the public market for healthy stations (estimated at between 12-15 times broadcast cash flow). A recent article in the trade publication Inside Radio reported on a Kagan study that showed the largest transactions in 2006 averaging as high as 17 times broadcast cash flow. The worst state, Louisiana, averaged 8.2 times broadcast cash flow. Management believes the benchmark 12-15 times multiple is holding up against market trends. Management has strong confidence in its recommendation to selectively acquire radio stations because industry researchers like Kagan continue to report a robust flow of private capital into both large and small acquisitions within the radio industry.

In broad terms, our investment criteria include:

1.	Consolidation. The opportunity to consolidate multiple sellers in a single market is a key investment criteria because it offers immediate cost savings.

2.
Dominance. The opportunity to own a substantial majority of the radio stations competing for advertising in a single market (the maximum number allowed by FCC ownership limits, or close to it) is a key investment criteria for competitive reasons. Markets where Clear Channel, Citadel, Cumulus, CBS, or other major national competitors are present will be avoided.

3.
Good Infrastructure. Radio stations that are broken, abused, or neglected can be turned around quickly with good management. Others may be in even worse condition and require too much time and resources to turn around and therefore do not meet our acquisition criteria.

4.
Demographics and the Local Economy. High-priority acquisition markets will have positive growth trends for population, retail sales, and other lifestyle and economic factors because the extent of the turnaround can be more accurately projected on these bases.

Sales and Programming Strategies

Management’s experience is that Radio station turn-arounds are achieved most quickly with a combination of revenue growth and cost-cutting. We have the potential to accomplish both in some new, unique ways based on synergies with our existing lines of business.

The sales plan for the radio station acquisitions will expand revenue from a single source to three distinct revenue streams:

1.
Local Advertising. This is typically the existing revenue stream for any acquisition. By utilizing tighter structure, ongoing training, and new technology (i.e. presentation and sales tracking software), Management has a track record of making average account executives 30-50% more effective within 90 days.

2.
Event & Promotion Revenues. Overall revenues have the potential to increase as much as 20 percent with the addition of event and promotion revenues. This also has the effect of generating new revenues from non-traditional advertisers, such as employers, professional services companies, and smaller advertisers who are typically priced out of standard radio advertising.

3.
National Advertising. Because we have an existing national advertising sales plan, acquired radio stations will immediately be able to access this new revenue stream, increasing overall sales by 10-15 percent within 30 days.

The programming plan for the radio station acquisitions will be centered around our expansion into 24-hour syndicated music programming. The existing syndication operation in Nashville will provide the music, imaging, and most of the air talent. The result is a better-sounding radio station at a fraction of the expense. Localized staffing at the radio station level will concentrate on localization of the content (i.e. weather, news and information, promotions, remotes and community events).

Taking advantage of the latest technology, approximately 90 percent of each radio station can be programmed from a central studio location in Nashville. As a result, the local staff in each market can concentrate on serving the local audience in a new and unique way by localizing the content, marketing the radio stations, and generating revenue through ad sales and promotional events. This represents a more efficient use of resources and is more cost-efficient than current practice.

The Overall Impact of Our Acquisitions

The impact on margins and cash flow becomes even greater as more acquisitions are made. Fixed costs of programming continue to fall as the expense is distributed over a larger number of radio stations, and new revenue streams - particularly “non-traditional” forms of revenue - increase as the scale of our business increases. Also, as we acquire additional radio stations, the impact on the existing syndication operation also increases because of added revenue potential from the Owned and Operated (“O&O”) radio stations.

Members of Management and the Board have extensive networks of contacts within the radio industry that assure a consistent and reliable flow of potential deals for evaluation, as well as extensive experience in radio station operation, acquisition, and financing.

The Greenville, MS Acquisitions

The initial radio station acquisitions we are pursuing are seven (7) radio stations in and around Greenville, MS, which we would assemble into a station cluster (the “Greenville Cluster”). The stations are currently owned by three separate sellers. Five (5) of the seven (7) radio stations are currently under contract for purchase. FCC filings are pending, and closing is anticipated on or about June 1st, 2007.

The Market:	Greenville, MS
DMA:	Greenville-Greenwood, MS
Rank:	184

We have signed a Purchase and Sale Agreement for three stations from The River Broadcasting Company, Inc. (“River Broadcasting”): WIQQ FM in Leland, MS, approximately ten miles from Greenville, MS; WBAQ FM in Greenville, MS; and WNIX AM in Greenville, MS. The purchase price of these stations is One Million Dollars ($1,000,000). We have also signed a Purchase and Sale Agreement for two stations from Shamrock Broadcasting Inc.(“Shamrock Broadcasting”): WNLA FM in Indianola, MS, approximately 20 miles from Greenville, MS; and WNLA AM in Indianola, MS. The purchase price of these stations is Three Hundred Thousand Dollars ($300,000). Negotiations are ongoing with a third potential seller for two additional stations within the market.

These acquisitions will include the broadcast licenses; real estate including land, two buildings, and four broadcast towers; real property including five radio transmitters, related studio equipment, office equipment, and vehicles; and the going business concerns (relationships with advertisers, experienced employees, etc.).

Greenville, MS falls into the Greenville-Greenwood, MS DMA, which is rated by Arbitron. Although there is no rating book specifically prepared for Greenville, MS, we will have the option to make Greenville a rated market at any time by simply entering into a subscription agreement with Arbitron. Management currently sees no need to do so immediately because it is expected that several formats will change upon acquisition.

We intend to invest in these Properties for a number of reasons. First, each of the stations, each of the two station groups, and the stations collectively have underperformed fiscally in recent years in terms of revenue generation and operating income. Collectively, they generated $568,371 in the year ended December 31, 2006, and lost $74,113 before taxes during the same period. The stations have not generated the revenue that should be available in a market the size of Greenville, and their expenses, while not unreasonable, were too high for the level of revenue they generated and, more importantly, redundant.

The second factor in our investment decision was the community of Greenville, MS, and the surrounding area. An estimated 130,591 listeners live within the range of the stations of the Greenville Cluster. A smaller market would not be able to support the advertising necessary to make this a profitable cluster, and a significantly larger market would likely already have Station Clusters owned by competing groups, as opposed to fragmented station ownership by individuals, making our entrance into the market significantly more difficult.

The final factor in our decision to invest in the Greenville Cluster is the fact that we are able to assemble enough Properties to create a Station Cluster. By creating a Station Cluster, we are able to consolidate the operations of all five stations and eliminate redundancies, thus cutting our operational costs significantly. A Station Cluster also allows us program multiple, advertiser-friendly formats to reach a cross-section of key demographic and lifestyle groups within the community. By simultaneously selling all the stations as a single offering to advertisers, market share and overall revenues increase.

Cost reductions will be achieved by the elimination of redundant management and administrative positions, consolidation of facilities, and the use of technology to reduce programming and technical expenses.

The Company expects to take an aggressive stance on HD Radio; with plans to install HD transmitters in mid-to-late 2008 as long as current sales trends for HD receivers continue. At that time, we will have at least three (3) additional terrestrial signals for delivery of content to consumers.

While management anticipates consummation of the Greenville, MS acquisitions, there is no guarantee that the sales will be completed or that the resulting Station Cluster will be profitable. We have not identified any other properties for acquisition and cannot now predict any other aspects of any Property we might acquire or the financing to which it will be subject. See “Risk Factors.”

Financing

We will require additional capital to execute on our plan to grow through the acquisition of radio stations and radio station clusters. We do not presently have sufficient capital to make additional acquisitions. We intend to raise additional capital over the next twelve months through additional equity offerings.

We expect to make our initial radio station acquisitions without taking on any additional debt financing. However, debt financing may be advisable and attractive as we contemplate future additional acquisitions.

Although we are and will be unable to predict the precise terms of any financing until the time that such financing is actually obtained, it is likely that any such financing will fit within the following parameters:

•  None of the indebtedness to which the Properties would be subject will be recourse to the shareholders, although some or all of the indebtedness may be recourse to us. However, each obligation will be secured by a first lien and/or second lien security interest in the financed Property. It is probable that all of our Properties will be subject to substantial security interests.

•  We expect any indebtedness will be repaid first out of the operating revenues from the Properties. Operating revenues will first be applied to the payment of interest, principal amortization (if any), and principal on primary indebtedness. Next, operating revenues will be applied to interest on and principal of any subordinate financing.

•  Each of these financing arrangements may be subject to acceleration in the event of default, including non-payment, insolvency, or the sale of a Property. Upon an acceleration, if we are unable to effect an immediate refinancing, we may lose one or more of our Properties by foreclosure.

While financing may initially be available only on a radio station by radio station basis, we may eventually seek to refinance all of our Properties in one non-recourse loan which will, in all likelihood, be secured by all of our Properties.

In connection with acquisitions, dispositions and financing, we will incur appropriate accounting and legal fees.

Governmental Regulation of Radio Broadcasting

The following is a brief summary of certain provisions of the Communications Act, the Telecom Act, and related FCC rules and policies (collectively, the "Communications Laws"). This description does not purport to be comprehensive, and reference should be made to the Communications Laws, public notices, and decisions issued by the FCC for further information concerning the nature and extent of federal regulation of radio broadcast stations. Failure to observe the provisions of the Communications Laws can result in the imposition of various sanctions, including monetary forfeitures and the grant of a "short-term" (less than the maximum term) license renewal. For particularly egregious violations, the FCC may deny a station's license renewal application, revoke a station's license, or deny applications in which an applicant seeks to acquire additional broadcast properties.

License Grant and Renewal. Radio broadcast licenses are granted and renewed for maximum terms of eight years. Licenses are renewed by filing an application with the FCC. Petitions to deny license renewal applications may be filed by interested parties, including members of the public.

Service Areas. The area served by AM stations is determined by a combination of frequency, transmitter power and antenna orientation. To determine the effective service area of an AM station, the station's power, operating frequency, antenna patterns and its day/night operating modes are required. The area served by an FM station is determined by a combination of transmitter power and antenna height, with stations divided into classes according to these technical parameters.

Class C FM stations operate with the equivalent of 100 kilowatts of effective radiated power ("ERP") at an antenna height of up to 1,968 feet above average terrain. They are the most powerful FM stations, providing service to a large area, typically covering one or more counties within a state. Class B FM stations operate with the equivalent of 50 kilowatts ERP at an antenna height of up to 492 feet above average terrain. Class B stations typically serve large metropolitan areas as well as their associated suburbs. Class A FM stations operate with the equivalent of 6 kilowatts ERP at an antenna height of up to 328 feet above average terrain, and generally serve smaller cities and towns or suburbs of larger cities.

The minimum and maximum facilities requirements for an FM station are determined by its class. FM class designations depend upon the geographic zone in which the transmitter of the FM station is located.

Compliance with Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Spinoff of the Company’s Pre-existing Subsidiary

Prior to the Merger, the Company’s operations were conducted through a wholly-owned subsidiary, Media Sentiment, Inc. (“MSI”). The Company’s pre-existing subsidiary will be spun off as soon as practicable. The pre-Merger shareholders as of April 20, 2007 will be the sole shareholders of this pre-existing subsidiary after it is spun off, and the pre-Merger shareholders of Debut, the converted Debenture holders and the investors who purchased shares in the Private Offering will have no interest in or right to shares of MSI or its business operations or revenue prior to or following the spinoff. This spinoff will be consummated following the registration of the MSI shares held by the Company.

Critical Accounting Policies

Our significant accounting policies are described in Note 2 of the Financial Statements.

Operations

CNEW generated $6,012 for the quarter ended March 31, 2007. During the same period, they incurred expenses in the amount of $95,662. These expenses and lack of sufficient revenue led to a loss, of $89,650 for the quarter ended March 31, 2007.

Debut generated $645,234 in revenue for the quarter ended March 31, 2007. During the same period, they incurred expenses in the amount of $754,714, of which $719,803 was general and administrative.

Liquidity and Capital Resources

As of March 31, 2007, CNEW had Current Assets in the amount of $25,651, consisting of $11,841 in Cash and Cash Equivalents, $2,510 in Accounts Receivable, and $11,300 in Prepaid Expenses. As of March 31, 2007, CNEW had Current Liabilities in the amount of $267,218, of which $75,278 was Accounts Payable and Accrued Liabilities, and $191,940 was for Notes Payable to Related Parties. This resulted in working capital deficit in the amount of $241,567.

As of March 31,, 2007, Debut had Current Assets in the amount of $433,318, consisting of $30,003 in Cash and Cash Equivalents, $397,878 in Accounts Receivable, and $5,437 in Prepaid Expenses. As of March 31, 2007, Debut had Current Liabilities in the amount of $760,798, consisting of $190,130 in Accounts Payable, $58,180 in Accrued Expenses and Taxes, $17,989 in Amounts Due to Related Parties, $215,158 in Notes Payable to Officers, $225,375 in Lines of Credit and $53,966 in Current Portion of Long Term Debt. This combination of assets and liabilities results in working capital in the amount of $327,480.

As of March 31, 2007 our merged Pro Forma Financial Statements indicate that we had $2,446,111 in working capital available.

We will require additional capital to execute on our plan to grow through the acquisition of radio stations and radio station clusters. We do not presently have sufficient capital to make additional acquisitions. We intend to raise additional capital over the next twelve months through additional equity offerings or by incurring debt.

Recent Events

On May 15, 2007, we issued a Debenture in the face amount of $100,000 to JWA Ventures, LLC, the essential terms of which had been previously disclosed in our filing on Form 8K on October 30, 2006. The proceeds of this Debenture have been escrowed and will be applied to pay down our existing debts.

On May 17, 2007, we closed a Merger Agreement with Debut in which:

•  Each share of Debut common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive one share of CNEW common stock. As a result, the shareholders of Debut received 10,000,000 newly issued shares of CNEW common stock.

•  We issued 6,430,316 shares of CNEW common stock to investors as a result of closing a private offering exempt from registration under Rule 506 of Regulation D of the Securities Act of 1933. The shares were issued for a combination of cash and debt reduction.

•  Our board of directors was reconstituted to consist of Robert Marquitz, Steven Ludwig, Frank Wood, and Stephen Rush, who prior to the Merger were the directors of Debut. This change will be effective following the required 10 day notice period.

On May 21, 2007, we issued 3,000,000 shares of CNEW common stock to our Debenture holders for the conversion of our debt to them of $100,000.

RISK FACTORS

The following are certain identifiable risk factors for Debut’s business operations. Risk factors related to the MSI business operations have been excluded but can be found in prior filings with the Securities and Exchange Commission.

Because we have a limited operating history related to our current business strategy, we are subject to the risks of failure associated with any new business ventures.

We have only recently incorporated our strategy of purchasing radio stations and have a limited operating history in this area on which potential investors can assess our performance and prospects. Potential investors should be aware that there is a substantial risk of failure associated with any new business strategy as a result of problems encountered in connection with their commencement of new operations. These include, but are not limited to, the entry of new competition, unknown or unexpected additional costs, and expenses that may exceed estimates.

Because the payment of dividends is at the discretion of the Board of Directors, investors may not realize cash dividends at the frequency or in the amounts they anticipate.

We have never declared or paid any cash dividends on our Common Stock. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Distributions to our stockholders are subordinate to the payment of our debts and obligations. If we have insufficient funds to pay our debts and obligations, distributions to stockholders will be suspended pending the payment of such debts and obligations. Accordingly, investors must rely on sales of their own Common Stock after price appreciation, which may never occur, as the only way to recover their initial investment.

Forward looking assessments have been prepared by the current Management of the company based on numerous assumptions, which may eventually prove to be incorrect.

Our ability to accomplish our objectives and whether or not we will be financially successful is dependent upon numerous factors, each of which could have a material effect on the results obtained. Some of these factors are within the discretion and control of management and others are beyond management’s control. The assumptions and hypothesis used in preparing any forward-looking assessments of profitability contained herein, including but not limited to the projections for 2007 and 2008 contained in exhibit 99.3 hereto, are considered reasonable by management. There can be no assurance, however, that any projections or assessments contained herein or otherwise made by management will be realized or achieved at any level. It is highly likely that our projections and predictions for our future performance will either materially understate or materially overstate our actual results.

Prospective investors should have any contemplated investment reviewed by their personal investment advisors, legal counsel and/or accountants to properly evaluate the risks and contingencies of investing in our common stock.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. Except for the historical information, this report contains various forward-looking statements which represent our expectations or beliefs concerning future events, including the future levels of cash flow from operations. Management believes that all statements that express expectations and projections with respect to future matters; our ability to negotiate contracts having favorable terms; and the availability of capital resources; are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. We caution that these forward-looking statements involve a number of risks and uncertainties and are subject to many variables which could impact our financial performance. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and business performance. There can be no assurance, however, that management’s expectations will necessarily come to pass.

A wide range of factors could materially affect future developments and performance, including:

•
the impact of general economic and political conditions in the U.S. and in other countries in which we currently do business, including those resulting from recessions, political events and acts or threats of terrorism or military conflicts;

•	the impact of the geopolitical environment;
•	our ability to integrate the operations of recently acquired companies;
•	shifts in population and other demographics;
•	industry conditions, including competition;
•	fluctuations in operating costs;
•	technological changes and innovations;
•	changes in labor conditions;
•	fluctuations in exchange rates and currency values;

•	capital expenditure requirements;
•	the outcome of pending and future litigation settlements;
•	legislative or regulatory requirements;
•	interest rates;
•	the effect of leverage on our financial position and earnings;
•	taxes;
•	access to capital markets; and
•	certain other factors set forth in our filings with the Securities and Exchange Commission.

  If our business is unsuccessful, our shareholders may lose their entire investment.

Although shareholders will not be bound by or be personally liable for our expenses, liabilities or obligations beyond their total original capital contributions, should we suffer a deficiency in funds with which to meet our obligations, the shareholders as a whole may lose their entire investment in the Company.

Because our business is dependent upon the performance of key employees, on-air talent and program hosts, the loss of those employees would materially impact our business.

Our business is dependent upon the performance of certain key employees. We employ or independently contract with several on-air personalities and hosts of syndicated radio programs with significant loyal audiences in their respective markets. Although we have entered into long-term agreements with some of our key on-air talent and program hosts to protect our interests in those relationships, we can give no assurance that all or any of these key employees will remain with us or will retain their audiences. Competition for these individuals is intense and many of our key employees are at-will employees who are under no legal obligation to remain with us. Our competitors may choose to extend offers to any of these individuals on terms which we may be unwilling to meet. In addition, any or all of our key employees may decide to leave for a variety of personal or other reasons beyond our control. Furthermore, the popularity and audience loyalty of our key on-air talent and program hosts is highly sensitive to rapidly changing public tastes. A loss of such popularity or audience loyalty is beyond our control and could limit our ability to generate revenues.

Also, our business depends upon the continued efforts, abilities and expertise of our executive officers, primarily executive officers and directors, Robert Marquitz, Steven Ludwig, Stephen Rush, and Frank Woods. We believe that the unique combination of skills and experience possessed by these individuals would be difficult to replace, and the loss of any one of them could have a material adverse effect on us, including impairing our ability to execute our business strategy. We do not have a formal employment agreement with any of our executive officers.

Because we conduct business outside of the United states, we are subject to risks of doing business in foreign countries which not found in doing business in the United States

A number of our syndicated radio programs air on stations located in Canada. Doing business in foreign countries carries with it certain risks that are not found in doing business in the United States. The risks of doing business in foreign countries that could result in losses against which we are not insured include:

•	exposure to local economic conditions;
•	potential adverse changes in the diplomatic relations of foreign countries with the United States;
•	hostility from local populations;
•	the adverse effect of currency exchange controls;

•	restrictions on the withdrawal of foreign investment and earnings;
•	government policies against businesses owned by foreigners;
•	investment restrictions or requirements;
•	expropriations of property;
•	the potential instability of foreign governments;
•	the risk of insurrections;
•	risks of renegotiation or modification of existing agreements with governmental authorities;
•	foreign exchange restrictions;
•	withholding and other taxes on remittances and other payments by subsidiaries; and
•	changes in taxation structure.

Because we conduct business in foreign countries, exchange rates may cause future losses in our international operations.

Because we derive revenues from our international operations, we may incur currency translation losses due to changes in the values of foreign currencies and in the value of the U.S. dollar. We cannot predict the effect of exchange rate fluctuations upon future operating results.

If either our acquired properties or stations in our network (meaning those stations on which our syndicated programs air) cannot renew their FCC licenses, our business will be negatively impacted.

Our business depends upon maintaining the broadcasting licenses of our acquired properties and our network stations (stations which broadcast our syndicated programming, but which are not owned by us). These licenses are issued by the FCC for a maximum term of eight years and are renewable. Interested parties may challenge a renewal application. On rare occasions, the FCC has revoked licenses, not renewed them, or renewed them only with significant qualifications, including renewals for less than a full term. We cannot assure you that the pending or future renewal applications of our acquired properties or our network stations will be approved, or that the renewals will not include conditions or qualifications that could adversely affect our operations. If our acquired properties or our networked stations fail to renew, or renew with substantial conditions or modifications (including renewing one or more licenses for a term of fewer than eight years) any of their licenses, it could prevent them from operating the affected station and negatively impact our revenue flow. Moreover, governmental regulations and policies may change over time and the changes may have a material adverse impact upon our business, financial condition and results of operations.

Extensive government regulation may limit our broadcasting operations, thus limiting our ability to fully implement our business plan.

The federal government extensively regulates the domestic broadcasting industry, and any changes in the current regulatory scheme could significantly affect us.

The federal communications laws limit the number of broadcasting properties we may own in a particular area. While the Telecommunications Act of 1996 relaxed the FCC’s multiple ownership limits, any subsequent modifications that tighten those limits could make it impossible for us to complete potential acquisitions or require us to divest stations we have already acquired. Most significantly, in June 2003 the FCC adopted a decision comprehensively modifying its media ownership rules. The modified rules significantly changed the FCC’s regulations governing radio ownership, allowed increased ownership of TV stations at the local and national level, and permitted additional cross-ownership of daily newspapers, television stations and radio stations. Soon after their adoption, however, a federal court issued a stay preventing the implementation of the modified media ownership rules while it considered appeals of the rules by numerous parties. In a June 2004 decision, the court upheld the modified rules in certain respects, remanded them to the FCC for further justification in other respects, and left in place the stay on their implementation. In September 2004, the court partially lifted its stay on the modified radio ownership rules, putting into effect aspects of those rules that established a new methodology for defining local radio markets and counting stations within those markets, limited our ability to transfer intact combinations of stations that do not comply with the new rules, and required station owners to terminate within two years (i.e., by September 2006) certain of agreements whereby companies provide programming to or sell advertising on radio stations they do not own. The modified media ownership rules are subject to various further FCC and court proceedings and recent and possible future actions by Congress. We cannot predict the ultimate outcome of the media ownership proceeding or its effect on our ability to acquire broadcast stations in the future, to complete acquisitions that we have agreed to make, to continue to own and freely transfer groups of stations that we have already acquired, or to continue our existing agreements to provide programming to or sell advertising on stations we do not own.

The FCC also requires radio stations to comply with certain technical requirements to limit interference between two or more radio stations. Despite those limitations, a dispute could arise whether another station is improperly interfering with the operation of one of our stations or another radio licensee could complain to the FCC that one our stations is improperly interfering with that licensee’s station. There can be no assurance as to how the FCC might resolve that dispute. These FCC regulations and others may change over time, and we cannot assure you that those changes would not have a material adverse effect on us.

Other changes in governmental regulations and policies may have a material impact on us. These rules may limit our ability to expand our media holdings.

We could experience delays in expanding our business, be prevented from making acquisitions or be required to divest radio stations we acquire due to antitrust laws and other legislative and regulatory considerations.

The Federal Trade Commission, the United States Department of Justice and the FCC carefully review our proposed business acquisitions and dispositions under their respective regulatory authority, focusing on the effects on competition, the number of stations owned in a market and the effects on concentration of market revenue share. Any delay, prohibition or modification required by regulatory authorities could adversely affect the terms of a proposed transaction or could require us to modify or abandon an otherwise attractive opportunity.

The radio broadcasting industry is subject to extensive and changing federal regulation. Among other things, the Communications Act of 1934, as amended, which we refer to as the Communications Act, and FCC rules and policies limit the number of broadcasting properties that any person or entity may own, directly or by attribution, in any market and require FCC approval for transfers of control and assignments of licenses. The filing of petitions or complaints against us or any FCC licensee from which we acquire a station could result in the FCC delaying the grant of, or refusing to grant or imposing conditions on its consent to the assignment or transfer of control of licenses. The Communications Act and FCC rules and policies also impose limitations on non-U.S. ownership and voting of our capital stock. On June 2, 2003, the FCC concluded an omnibus rulemaking proceeding in which it examined all broadcast ownership rules, including the local radio ownership rule, the broadcast-newspaper ownership rule, the radio-television cross-ownership rule, the local television ownership rule, the national television ownership rule and the dual network rule. The FCC made significant changes to the local radio ownership rule and the way that it reviews radio station transactions.

Various aspects of these rule changes were appealed by a number of different entities. The rules were to become effective on September 4, 2003, but were stayed by the U.S. Court of Appeals for the Third Circuit on September 3, 2003. On September 3, 2004, the Third Circuit issued an Order granting in part a request filed by the FCC to partially lift the court’s stay. The Order permitted the new local radio ownership rules adopted June 2, 2003 to go into effect. A number of parties also filed requests with the FCC seeking reconsideration of certain aspects of the new rules, including, without limitation, the grandfathering provisions discussed above. A number of parties have urged Congress to undertake a comprehensive review of the Communications Act, including its ownership provisions, and proposals may be introduced in Congress which could result in still different ownership rules affecting, among other matters, the number of stations that may be owned in a common geographic area and whether existing combinations would be considered as “grandfathered.”

Consummation of any proposed acquisitions are also subject to antitrust regulatory requirements, including: filing with the U.S. Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, referred to as the HSR Act, where applicable; expiration or termination of the waiting period under the HSR Act; and possible review by the U.S. Department of Justice or the Federal Trade Commission of antitrust issues under the HSR Act or otherwise.

Our acquisition strategy involves numerous other risks, any of which could lead to the failure of business.

Our acquisition strategy involves numerous other risks, including risks associated with identifying acquisition candidates and negotiating definitive purchase agreements on satisfactory terms; integrating operations and systems and managing a large and geographically diverse group of stations; diverting our management’s attention from other business concerns; potentially losing key employees at acquired stations; and the possibility of a diminishing number of properties available for sale in small to mid-sized markets.

We cannot be certain that we will be able to successfully integrate our acquisitions or manage the resulting business effectively, or that any acquisition will achieve the benefits that we anticipate. In addition, we are not certain that we will be able to acquire properties at valuations as favorable as those of previous acquisitions. Depending upon the nature, size and timing of potential future acquisitions, we may be required to raise additional financing in order to consummate additional acquisitions. We cannot assure you that our debt agreements will permit the necessary additional financing or that additional financing will be available to us or, if available, that financing would be on terms acceptable to our management.

In the future we could be required to write off a significant portion of the fair market value of our FCC broadcast licenses and goodwill, which may adversely affect our financial condition and results of operations.

Each year, we are required by SFAS No. 142, Goodwill and Other Intangible Assets, to assess the fair market value of our FCC broadcast licenses, other intangible assets and goodwill to determine whether the fair market value of those assets is impaired. Our future impairment reviews could result in additional impairment charges and these charges would reduce our reported earnings for the periods in which they are recorded.

In recent years, the FCC has engaged in more vigorous enforcement of its indecency rules against the broadcast industry, which could have a material adverse effect on our business.

FCC regulations prohibit the broadcast of “obscene” material at any time, and “indecent” material between the hours of 6:00 a.m. and 10:00 p.m. The FCC has recently increased its enforcement efforts with respect to these regulations. Further, Congress has introduced legislation that would substantially increase the penalties for broadcasting indecent programming and potentially subject broadcasters to license revocation, renewal or qualification proceedings in the event that they broadcast indecent material. We may in the future become subject to inquiries or proceedings related to our stations’ broadcast of allegedly indecent or obscene material. To the extent that such an inquiry or proceeding results in the imposition of fines, a settlement with the FCC, revocation of any of our station licenses or denials of license renewal applications, our results of operation and business could be materially adversely affected.

If new statutes dealing with indecency are created, our business may be adversely affected.

Congress currently has under consideration legislation that addresses the FCC’s enforcement of its rules concerning the broadcast of obscene, indecent, or profane material. Potential changes to enhance the FCC’s authority in this area include the ability to impose substantially higher monetary penalties, consider violations to be “serious” offenses in the context of license renewal applications, and, under certain circumstances, designate a license for hearing to determine whether such license should be revoked. In the event that this or similar legislation is ultimately enacted into law, we could face increased costs in the form of fines and a greater risk that we could lose one or more of our broadcasting licenses.

Because we will assume the risks associated with any business or asset we acquire, we may be subject to risks associated with those acquisitions or the process of acquisition which may negatively impact our business.

We may acquire media-related assets and other assets or businesses that we believe will assist our customers in marketing their products and services. Our acquisition strategy involves numerous risks, including:

•	certain of our acquisitions may prove unprofitable and fail to generate anticipated cash flows;
•	to create and successfully manage our portfolio of broadcasting and other properties, we may need to:
o
recruit additional senior management as we cannot be assured that senior management of acquired companies will continue to work for us and, in this highly competitive labor market, we cannot be certain that any of our recruiting efforts will succeed, and

o
expand corporate infrastructure to facilitate the integration of our operations with those of acquired properties, because failure to do so may cause us to lose the benefits of any expansion that we decide to undertake by leading to disruptions in our ongoing businesses or by distracting our management;

•	entry into markets and geographic areas where we have limited or no experience;
•	we may encounter difficulties in the integration of operations and systems;
•	our management’s attention may be diverted from other business concerns; and
•	we may lose key employees of acquired companies or stations.

We frequently evaluate strategic opportunities both within and outside our existing lines of business. We expect from time to time to pursue additional acquisitions and may decide to dispose of certain businesses. These acquisitions or dispositions could be material.

The capital requirements necessary to implement our strategic initiatives could pose additional risks to our business

The purchase price of possible acquisitions, share repurchases, special dividends and/or other strategic initiatives will likely require additional debt or equity financing on our part. Since the terms and availability of this financing depend to a large degree upon general economic conditions and third parties over which we have no control, we can give no assurance that we will obtain the needed financing or that we will obtain such financing on attractive terms. In addition, our ability to obtain financing depends on a number of other factors, many of which are also beyond our control, such as interest rates and national and local business conditions. If the cost of obtaining needed financing is too high or the terms of such financing are otherwise unacceptable in relation to the strategic opportunity we are presented with, we may decide to forego that opportunity. Additional indebtedness could increase our leverage and make us more vulnerable to economic downturns and may limit our ability to withstand competitive pressures. Additional equity financing could result in dilution to our shareholders.

We have a substantial amount of indebtedness, which may adversely affect our cash flow and our ability to operate our business, complete acquisitions, remain in compliance with debt covenants and make payments on our indebtedness.

As of March 31, 2007, our long-term debt, including the current portion, was over One Million Two Hundred Fifty Thousand Dollars ($1,250,000).

Our substantial indebtedness could have important consequences, including:

•
requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	exposing us to the risk of increased interest rates as certain of our borrowings are at variable rates of interest;

•	increasing our vulnerability to general economic downturns and adverse industry conditions;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes; and

•	limiting our ability to adjust to changing market conditions and placing us at a disadvantage compared to our competitors who have less debt.

•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

Because new technologies may affect our broadcasting operations, if we do not adapt to or compete effectively with these new technologies, our business may fail.

Our broadcasting businesses face increasing competition from new broadcast technologies, such as broadband wireless and satellite television and radio, and new consumer products, such as portable digital audio players and personal digital video recorders. These new technologies and alternative media platforms compete with our radio and television stations for audience share and advertising revenue, and in the case of some products, allow listeners and viewers to avoid traditional commercial advertisements. The FCC has also approved new technologies for use in the radio broadcasting industry, including the terrestrial delivery of digital audio broadcasting, which significantly enhances the sound quality of radio broadcasts. In the television broadcasting industry, the FCC has established standards and a timetable for the implementation of digital television broadcasting in the U.S. We are unable to predict the effect such technologies and related services and products will have on our broadcasting operations, but the capital expenditures necessary to implement such technologies could be substantial and other companies employing such technologies could compete with our businesses.

Specific new media technologies that might affect our business include the following:

•	audio programming by cable television systems, direct broadcast satellite systems, personal communications systems, Internet content providers and other digital audio broadcast formats;
•
satellite digital audio radio service, which is provided by two companies offering national satellite radio services, including numerous niche formats, with sound quality comparable to that of compact discs;

•	In-Band On-Channel™ digital radio, which could improve the quality of existing AM and FM stations, including stations owned by us; and
•	low-power FM radio, which could result in additional FM radio broadcast outlets designed to serve small, localized areas.

Because we rely directly and indirectly on advertising expenditures for revenue, we may be adversely affected by a general deterioration in economic conditions.

The risks associated with our businesses become more acute in periods of a slowing economy or recession, which may be accompanied by a decrease in advertising. A decline in the level of business activity of our advertisers could have an adverse effect on our revenues and profit margins. During the most recent economic slowdown in the United States, many advertisers reduced their advertising expenditures. The impact of slowdowns on our business is difficult to predict, but they may result in reductions in purchases of advertising.

Because the effects of some events are unforeseeable, we may be adversely affected by the occurrence of extraordinary events, such as terrorist attacks.

The occurrence of extraordinary events, such as terrorist attacks, intentional or unintentional mass casualty incidents or similar events may substantially decrease the use of and demand for advertising, which may decrease our revenues or expose us to substantial liability. The September 11, 2001 terrorist attacks, for example, caused a nationwide disruption of commercial activities. As a result of the expanded news coverage following the attacks and subsequent military actions, many companies experienced a loss in advertising revenues and increased incremental operating expenses. The occurrence of future terrorist attacks, military actions by the United States, contagious disease outbreaks or similar events cannot be predicted, and their occurrence can be expected to further negatively affect the economies of the United States and other foreign countries where we do business generally, specifically the market for advertising.

Decreased spending by advertisers can adversely affect our advertising revenue.

Since virtually all of the revenue of our network stations who purchase our syndicated programs as well as the revenue from our acquired properties is generated from the sale of local, regional and national advertising for broadcast on our radio stations, a recession or downturn in the United States economy could have an adverse effect on us as advertisers generally reduce their spending during economic downturns. In addition, because a substantial portion of our revenue is derived directly and indirectly from local advertisers, advertising revenue in specific markets could be adversely affected by local or regional economic downturns. For example, in 2001, due to weakness in the general advertising sector and in some markets, which was further exacerbated by the events of September 11, the broadcasting revenue of many companies declined significantly.

We may lose audience share and revenue to competing radio programs, stations or other types of media competitors.

We operate in a highly competitive industry. Our radio programs and stations compete for audiences and revenue with other radio programs, stations and station groups, as well as with other media such as broadcast television, newspapers, magazines, cable television, satellite television, satellite radio, outdoor advertising, the Internet, hand held programmable devices, such as IPODs and direct mail. Audience ratings and market shares are subject to change. Any adverse change in a particular market, or adverse change in the relative market positions of the stations located in a particular market could have a material adverse effect on our revenue or ratings, could require increased promotion or other expenses in that market, and could adversely affect our revenue in other markets. Other radio production and radio station companies may enter the markets in which we operate or may operate in the future. These companies may be larger and have more financial resources than we have. Our radio programs and stations may not be able to maintain or increase their current audience ratings and revenue. In addition, from time to time, stations may change their format or programming, a new station may adopt a format to compete directly with stations in our network for audiences and advertisers, or stations might engage in aggressive promotional campaigns. These tactics could result in lower ratings and revenue or increased promotion and other expenses and, consequently, lower earnings and cash flow for us. Audience preferences as to format or programming may also shift due to demographic or other reasons. Any failure by us to respond, or to respond as quickly as our competitors, could have an adverse effect on our business and financial performance. We cannot provide assurance that we will be able to maintain or increase our current audience ratings and revenue.

Our board of directors may change our operating policies and strategies without prior notice or stockholder approval and such changes could harm our business and results of operations and the value of our stock.

Our board of directors has the authority to modify or waive certain of our current operating policies and strategies without prior notice and without stockholder approval. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and value of our stock. However, the effects might be to cause harm to us.

Our Executive Officers have significant influence over our affairs, and might cause us to engage in transactions that are not in our or our stockholders’ best interests.

In addition to managing us, our officers provide advice on our operating policies and strategies. Our officers may also cause us to engage in future transactions with them and their affiliates, subject to the approval of, or guidelines approved by, the Board of Directors. Our directors, however, rely primarily on information supplied by our officers in reaching their determinations. Accordingly, our officers have significant influence over our affairs, and may cause us to engage in transactions which are not in our best interest.

We anticipate that our business strategy moving forward will be primarily the rapid expansion of programming and content offerings we provide as well as the acquisition and management of radio stations in small to mid-sized radio markets in the United States. However, our Executive Officers will have considerable discretion in the direction of our company, and individual shareholders will not have the opportunity to assess whether our funds are being used appropriately. Corporate funds may be used for corporate purposes that do not increase our operating results or market value, and until they are used, they may be placed in investments that do not produce income or that lose value.

Certain stockholders control or have the ability to exert significant influence over the voting power of our capital stock.

The table below indicates the number of shares and the respective percentage of 19,794,381 shares issued and outstanding as of the effective date of the Merger:

Robert Marquitz	4,850,000	24.5%
Steven Ludwig	3,400,000	17.2%
Stephen Rush Garrett Cecchini	1,100,000 650,000	5.5% 3.3%

Because the above shareholders individually and collectively hold a significant portion of our common stock, they have the ability to exert significant influence over our policies and management. The interests of these stockholders may differ from the interests of our other stockholders.

Because executive management is free to devote time to other ventures, shareholders may not agree with their allocation of time.

The officers and directors will devote only that portion of their time, which, in their judgment and experience, is reasonably required for the management and operation of our business. Executive management may have conflicts of interest in allocating management time, services and functions among us and any present and future ventures which are or may be organized by our officers or directors and/or their affiliates.

Management will not be required to direct us as their sole and exclusive function, and they may have other business interests and engage in other activities in addition to those relating to us. This includes rendering advice or services of any kind to other investors and creating or managing other radio or consulting-related businesses. Neither we nor any of the shareholders shall have the right, by virtue of the Operating Agreement or the relationship created thereby, in or to such other ventures or activities, or to the income or proceeds derived therefrom.

Because our articles of incorporation and bylaws and Nevada law limit the liability of our officers, directors, and others, shareholders may have no recourse for acts performed in good faith.

Under our articles of incorporation, bylaws and Nevada law, each of our officers, directors, employees, attorneys, accountants and agents are not liable to us or the shareholders for any acts they perform in good faith, or for any non-action or failure to act, except for acts of fraud, willful misconduct or gross negligence. Our articles and bylaws provide that we will indemnify each of our officers, directors, employees, attorneys, accountants and agents from any claim, loss, cost, damage liability and expense by reason of any act undertaken or omitted to be undertaken by them, unless the act performed or omitted to be performed constitutes fraud, willful misconduct or gross negligence.

Because this report does not render professional advice, investors should retain their own advisors regarding certain federal income tax and other considerations regarding this report.

The report does not render professional advice. In particular, prospective investors should not construe the contents of this report as investment, legal or tax advice. Each prospective investor in our common stock should consult his own bankers, counsel, accountants and other advisors regarding the legal, tax, business, financial and other related aspects of a purchase of our common stock. No representation or warranty is made as to whether, or the extent to which, an investment in our common stock constitutes a legal investment for investors whose investment authority is subject to legal restrictions. These investors should consult their own legal advisors regarding such matters.

New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. As a public company, we are required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Our stock price will likely be volatile.

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the NASD. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares were quoted on the OTCBB under the symbol “CNTE” until approximately January 9, 2007, at which time our symbol changed to “CNEW.” We intend to seek the registration of 9,430,316 shares issued as part of our Private Offering and based on the conversion of our debenture. We anticipate that the market price of our Common Stock will be subject to wide fluctuations in response to several factors, including: our ability to develop projects successfully; increased competition from competitors; and our financial condition and results of our operations.

Because we completed a merger through a "reverse merger," we may not be able to attract the attention of major brokerage firms.

There may be risks associated with Debut’s becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

If a substantial number of shares are sold following registration, the market price for our common stock could decline.

We have committed to commence the registration process with the Securities and Exchange Commission for the Common Stock issued in an offering within sixty (60) days after the termination date of our Private Offering and the close of Debut’s acquisition of CNEW through reverse merger or similar transaction. If, following the registration of these shares, any of our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. In addition, such sales could create the perception of difficulties or problems with our professional services or station acquisition strategy. As a result, these stock sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All of our officers and directors were appointed on the effective date of the Merger. All of our directors hold office until the next annual meeting of stockholders and their successors are duly elected and qualify. Executive officers serve at the request of the board of directors.

Name	Age	Office(s) Held
Robert Marquitz	58	Chairman, and Director
Steven Ludwig	37	CEO, and Director
Shannon Farrington	41	CFO
Frank A. Woods	66	Director
Stephen Rush	65	VP/General Counsel and Director

Set forth below is a brief description of the background and business experience of our current executive officers and directors.

Robert Marquitz is a director as well as our Chairman of the Board. His career has been solidly based in broadcasting. In the 80s and 90s he served as Corporate Vice President of one of the nation’s most admired broadcasting companies, Malrite Communications Group. At Malrite, Mr. Marquitz was responsible for all aspects of Operations, Programming, Research, and Marketing of the company's 16 major market radio stations. In 1998, Mr. Marquitz co-founded The Marketing Group with Steven Ludwig, and has served as our President since that time. In 2003 Mr. Marquitz launched Direct Connection, a Christian program modeled after New Music Nashville, which currently has nearly 150 affiliates. Mr. Marquitz is Anderson Merchandiser Inc.’s official Music/Radio Consultant and is deeply involved on a day-to-day basis with leaders of the record and radio industries.

Steven Ludwig is our Chief Executive Officer, and Director. Mr. Ludwig has worked in Radio and interactive marketing for over 15 years. In 1998, Mr. Ludwig co-founded The Marketing Group, Inc. with Mr. Marquitz and has worked as EVP and COO of the company since our inception. Mr. Ludwig coordinates all sales and business development efforts, as well as day-to-day implementation of the business plan. He also works with the staff to develop and implement operational strategies with feedback from clients. Mr. Ludwig graduated with honors from Valparaiso University with a BS Degree in Business in 1992.

Shannon Farrington has served as our Chief Financial Officer since May of 2007. Ms. Farrington has over 20 years experience in financial management. She is presently the CEO of Wolcott Squared, Inc., a financial services and back office outsourcing firm, which Ms. Farrington co-founded in 2005. Previously, from 1996 to 2004 she was Senior Vice President and Chief Financial Officer of CHD Meridian Healthcare, the nation’s largest provider of on-site healthcare. Prior to joining CHD Meridian Healthcare, from 1994 to 1996, Ms. Farrington was Assistant Vice President, Director of Finance for Coventry Corporation, and Vice President, Corporate Controller for Allied Clinical Laboratories from 1990 to 1994. Ms. Farrington also worked for Ernst & Young from 1987 to 1990. Ms. Farrington is a CPA and received her BSBA in Accounting from the University of Arkansas.

Frank A. Woods serves as one of our Directors. Mr. Woods received his BA from Vanderbilt University in 1963 and an LLB in 1966. He has had extensive experience in the broadcast industry. He served as Vice President and Legal Counsel for Lin Broadcasting Corporation from 1966 to 1969. He served on the Board of Directors and as Vice President for Townsend Broadcasting Corporation from 1970 to 1984. Mr. Woods was President and a member of the board for Tennessee Valley Broadcasting Corporation from 1974 to 1982. He co-founded MediaSouth, Inc., where he remained from 1979 to 1983 and co-founded MediaOmaha L.P., where he worked from 1983 to 1984. Mr. Woods served as President and CEO of Sun Group, Inc., from 1984 to 1991. Mr. Woods recently served as Vice-Chairman of Shop At Home, Inc., a position he held until recently from 2000 until 2006. He is currently Chairman of The Woods Capital Group, LLC, which is a merchant banking firm specializing in mergers and acquisitions, corporate finance, and strategic planning.

Stephen Rush is our VP, Director, and General Counsel. Mr. Rush earned his JD from Vanderbilt Law School in 1976, and has practiced law for thirty years. In 1994 he founded Rush Law Group, a firm specializing in intellectual property law. His clients include regional, national, and global companies and individuals ranging from cable and television companies to the estate of George Gershwin. Mr. Rush was appointed by the Secretary of the U.S. Department of Commerce to the Tennessee District Export Council where he served as chairman. He is the founding President of the Southeastern Institute for Law & Commerce (SILC), a non-profit 501(c)(3) corporation, which implemented a comprehensive training program in Moscow and St. Petersburg to assist Russian Criminal Defense Attorneys in integrating jury trials into their practice, as requested by the head of The State and Legal Agency of the Executive Office of the President of the Russian Federation. Mr. Rush manages risk for the company by providing oversight on contracts and other legal matters. He also leads our efforts to seek sources of additional financial capital to fund further expansion and other growth opportunities.

Directors

Our bylaws authorize no less than one (1) and no more than twelve (12) directors. We currently have four Directors and the Company is currently seeking to fill a fifth seat with an independent member.

There are no family relationships among our directors and executive officers.

Meetings of Our Board of Directors

Our board of directors did not hold any meetings during the most recently completed fiscal year end. Various matters were approved by consent resolution, which in each case was signed by each of the members of the Board then serving.

Committees of the Board

We do not currently have a compensation committee, executive committee, or stock plan committee.

Audit Committee

We do not have a separately-designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Nomination Committee

Our Board of Directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our Board, at this time, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

•	The appropriate size of our Board of Directors;
•	Our needs with respect to the particular talents and experience of our directors;
•
The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	Experience in political affairs;
•	Experience with accounting rules and practices; and
•	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Executive Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our current executive officers for each of the last three completed fiscal years.

		Annual Compensation				Long Term Compensation
Name	Title	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awarded ($)	Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Robert Marquitz	Chairman	2006 2005 2004	78,000 78,000 78,000	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Steven Ludwig	CEO	2006 2005 2004	104,000 104,000 104,000	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Shannon Farrington	CFO	2006 2005 2004	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a
Stephen Rush	VP/General Counsel	2006 2005 2004	52,000 22,000 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Marian Munz	Former President CEO and Director	2006 2005 2004	21,000 36,000 6,000	0 0 0	0 0 0	0 0 0	23,500 84,500 20,000	0 0 0	0 0 0
William White	Former Chief Financial Officer	2006 2005 2004	18,600 n/a n/a	0 n/a n/a	0 n/a n/a	0 n/a n/a	0 n/a n/a	0 n/a n/a	* n/a n/a
* Commencing on or about March 18, 2006, we agreed to pay William White a consulting fee of $300 per 8 hours worked

Compensation to Directors

We granted each of our external directors options to purchase 1,200 shares of common stock at an exercise price of $10.00 per share. These options are to vest at the rate of 100 shares per month, for each month of service beginning March 1, 2004, for a period of 12 months. In addition, we granted each director options to purchase up to 2,500 shares of common stock per year for attendance and participation in director meetings. These options will vest at the rate of 500 shares per meeting, up to a maximum of five meetings per calendar year, for each meeting beginning January 1, 2004. The numbers and exercise prices of the options discussed in this section have been adjusted for all reverse and forward stock splits.

Options Grants in Last Fiscal Year

The table set forth below summarizes the stock option grants to our executive officers and directors during the year ended December 31, 2006:

Name	Position	Number of securities underlying options granted 2006	Exercise or Base price ($ /Sh)	Expiration date
Marian Munz	Former President, CEO & Director	950 1,400	$20.00 $10.00	* *
Robert C. Jaspar	Former Secretary, CFO & Director(1)	1,000	$20.00	*

(1) Mr. Jaspar resigned from our board on March 16, 2006. Mr. Jaspar remained a consultant to the Company under an agreement that expired March 16, 2007.

* Per stock option plan, no Option shall be exercisable after the expiration of the earliest of: (a) ten years after the date the Option is granted, (b) three months after the date the Optionee's employment with the

Company and its subsidiaries terminates, or a Non-Employee Director or Consultant ceases to provide services to the Company, if such termination or cessation is for any reason other than Disability or death, (c) one year after the date the Optionee's employment with the Company, and its subsidiaries, terminates, or a Non-Employee Director or Consultant ceases to provide services to the Company, if such termination or cessation is a result of death or Disability; provided, however, that the Option agreement for any Option may provide for shorter periods in each of the foregoing instances. In the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any of its parent or subsidiary corporations, the term set forth in (a) above shall not be more than five years after the date the Option is granted.

The numbers and exercise prices of the options discussed in this section have been adjusted for all reverse and forward stock splits.

As of the effective date of the Merger both Mr. Munz and Mr. Jaspar agreed to terminate all of the options which they held in California News Tech.

Employment Agreements

We currently have employment agreements with our executive officers that provide for additional benefits such as health insurance, automobile allowance, matched-funds retirement plan, and expense accounts. We are currently negotiating 3-year employment agreements with key managers that include provisions customary to the radio broadcasting industry and compensation commensurate with duties and responsibilities.

Stock Option Plans

We have a non-qualified stock-based compensation plan for consultants and directors. We had 24,600 options outstanding as of the effective date of the Merger with a weighted average exercise price of $16.22 per share. Each option, when exercised, is convertible into one share of common stock of the Company. One million (1,000,000) shares of our common stock have been held in reserve for the exercise of options which have been or may be issued in connection with our Employee Stock Option Plan. All option numbers and exercise prices have been retroactively adjusted for all forward or reverse stock splits.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us with respect to the beneficial ownership of our Common Stock as of the effective date of the Merger by (1) all persons who are beneficial owners of 5% or more of its voting securities stock, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 19,794,381 Shares of Common Stock issued and outstanding as of the effective date of the Merger. Addresses for all of the individuals listed in the table below are c/o Debut Broadcasting Corporation, Inc., 1209 - 16th Avenue South, Suite 200, Nashville, TN 37212.

Title of class	Name and address of beneficial owner (1)	Amount of beneficial ownership	Percent of class
Current Executive Officers & Directors:
Common	Robert Marquitz	4,850,000 Shares	24.5%
Common	Steven Ludwig	3,400,000 Shares	17.2%
Common	Frank A. Woods	0 Shares
Common	Stephen Rush	1,100,000 Shares	5.5%
Common	Shannon Farrington	0 Shares	0%
Total of All Current Directors and Officer:		9,350,000 Shares	47.2%
More than 5% Beneficial Owners
	None

Certain Relationships and Related Transactions

None of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

Item 3.02.Unregistered Sales of Equity Securities

In connection with the Merger, each share of Debut’s issued and outstanding common stock immediately prior to the closing of the Merger was converted into the right to receive one share of our common stock. 10,000,000 shares of our common stock were issued to the former holders of common stock of Debut on as of the effective date of the Merger in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.

On May 17, 2007, we completed a Private Placement by which 6,430,316 shares of our common stock were sold to a total of 34 investors for a total sales price of $3,215,158. None of the shares of Common Stock sold in the Private Placement have been registered under the Securities Act or under any state securities laws. The issuance and sale of said securities was made in reliance upon exemptions from registration pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, afforded certain private placements under the state securities laws.

On May 21, 2007, we converted $100,000 of our debt by virtue of an agreement with the Debenture holders into 3,000,000 shares of Common Stock. The issuance and sale of said securities was made in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act.

Description of Securities

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.003 par value per share. Immediately following the Merger and the conversion of the Debenture, there were 19,794,381 shares of common stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

Registration Rights

We have agreed to file a registration statement with the SEC registering the resale of 9,430,316 shares of common stock issued as part of our Private Offering and the conversion of our Debentures. We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144(k), at which time exempt sales by the purchasers of the shares of common stock sold in the Private Placement may be permitted. We have also agreed to use our best efforts to have this resale registration statement declared effective by the SEC as soon as possible and, in any event, within 120 days after the initial filing date. We also intend to register the resale of the shares of common stock issued to the former stockholders of Debut in the Merger.

Market Price and Dividends

Debut is, and has always been, a privately-held company and is now our wholly-owned subsidiary. There is not, and never has been, a public market for the securities of Debut. Debut has never declared or paid any cash dividends on its capital stock. In addition, there has never been a trading market for Debut’s common stock.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Trading Information

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the NASD. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares were quoted on the OTCBB under the symbol “CNTE” until approximately January 9, 2007, at which time our symbol changed to “CNEW.” We intend to seek the registration of 9,430,316 shares issued as part of our Private Offering and the conversion of our Debenture.

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending December 31, 2006
Quarter Ended	High $	Low $
March 31, 2006	$2.16	$0.55
June 30, 2006	$1.75	$0.45
September 30, 2006	$1.10	$0.15
December 31, 2006	$0.25	$.055

Fiscal Year Ended December 31, 2005
Quarter Ended	High $	Low $
March 31, 2005	$0.0	$0.0
June 30, 2005	$7.00	$0.0
September 30, 2005	$4.10	$0.55
December 31, 2005	$2.28	$1.02

Transfer Agent

The transfer agent for our common stock is Pacific Stock Transfer Corp, 500 E. Warm Springs Rd., Suite 240, Las Vegas, Nevada 89119.

Item 5.01.Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02.Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the effective time of the Merger, subject to the required 10 day notice to shareholders, Marian Munz resigned as the sole director and at the effective time William White and Marian Munz resigned as officers of CNEW and the Acquisition Sub. There was no known disagreement with Mr. Munz or Mr. White on any matter relating to our operations, policies, or practices. Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth herein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. Pursuant to the terms of the Merger Agreement, Robert Marquitz, Steven Ludwig, Frank Woods, and Stephen Rush were appointed as our directors.

Item 5.03.Amendments to Articles of Incorporation.

At our annual meeting of our shareholders held December 29, 2006, our shareholders granted our Board of Directors the prospective authority to amend our articles of incorporation for the sole purpose of changing our name to a new name to be determined by the Board. On May 21, 2007, by reason of the Merger our Board resolved to amend our Articles of Incorporation to change our name to “DEBUT BROADCASING CORPORATION, INC.”

Item 9.01.Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), the unaudited financial statements of our predecessor and wholly-owned subsidiary, Debut, for the period from inception through March 31, 2007 are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b)  Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(c) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Agreement of Merger and Plan of Merger, by and among CNEW, DB Acquisition, Inc. and Debut Broadcasting, Inc.
3.1	Amendment to Articles of Incorporation
10.1	Post-Merger Operating Agreement
99.1
Audited financial statements of our predecessor and wholly-owned subsidiary, Debut, for the period from inception through December 31, 2007 and unaudited financial statements for the three month period from January 1, 2007 through March 31, 2007

99.2
Unaudited pro forma consolidated balance sheet as of Dec 31, 2006 and March 31, 2007; and unaudited pro forma consolidated statement of operations and unaudited pro forma consolidated statement of stockholders’ equity for the period from inception through March 31, 2007

99.3	Management projections

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: May 22, 2007	California News Tech

By: /s/ Steven Ludwig
Steven Ludwig
Chief Executive Officer